UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

          Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.           Entry into a Material Definitive Agreement.

On May 26, 2017, Cesca Therapeutics Inc. (the “Company”) entered into a Sixth Amended and Restated Technology License and Escrow Agreement with Cbr Systems, Inc. (“CBR”) with an effective date of May 15, 2017 (the “Amendment”). The Amendment amends and restates in its entirety the Fifth Amended and Restated Technology License and Escrow Agreement entered into in October 22, 2015 by the Company and CBR (the “Prior Agreement”). The Amendment, among other things, amends the Prior Agreement by changing the circumstances that constitute a “Default” thereunder and by conditioning the circumstances under which CBR may, upon a default by Cesca, purchase licensed products from other manufacturers and suppliers.

The foregoing description of the Amendment is incomplete and is qualified by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Sixth Amended and Restated Technology License and Escrow Agreement, entered into May 26, 2017 and dated effective as of May 15, 2017, between Cesca Therapeutics Inc. and Cbr Systems, Inc.*

*Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.

Dated: May 31, 2017	/s/ Vivian Liu
Vivian Liu, Chief Operating Officer